UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2008
Washington Mutual, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Washington
(State or Other Jurisdiction of Incorporation)

1-14667	91-1653725
(Commission File Number)	(IRS Employer Identification No.)

1301 Second Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)
(206) 461-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2008, the Board of Directors (the “Board”) of Washington Mutual, Inc. (the “Company”) appointed Robert J. Williams, Jr. as President of the Company.
Mr. Williams, age 49, served as Senior Vice President and Corporate Treasurer of Washington Mutual Bank from February 2005 until his appointment as President of the Company. Prior to his employment with Washington Mutual Bank, Mr. Williams served in various positions with SunTrust Bank, including as Senior Vice President, Corporate Treasury from 2000 until February 2005.
Mr. Williams and the Company entered into an employment offer letter dated November 13, 2008 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Williams will be compensated as follows:
•	He will receive a monthly salary of $175,000 per month from his start date, which was November 13, 2008, through March 12, 2009. During this time, Mr. Williams will serve as a full-time officer and employee of the Company.

•	From March 13, 2009 until November 13, 2009, Mr. Williams will serve in a part-time capacity as President, while at liberty to take full-time employment elsewhere, at a monthly salary of $75,000 per month.

•	From November 14, 2009 through March 14, 2010, Mr. Williams will serve as President, or in such other appropriate office as may be designated by the Board, in a part-time capacity at a monthly salary of $50,000 per month, during which time either Mr. Williams or the Company may terminate his employment, effective January 14, 2010, or thereafter, with or without Cause (as defined in the Offer Letter), on 30 days’ notice.
Unless terminated for Cause (as defined in the Offer Letter), Mr. Williams’ employment will be (a) from November 13, 2008 to January 14, 2010, and (b) from month-to-month thereafter through February 2010, unless terminated (with or without Cause) prior to that date.
The description of the Offer Letter contained in this report is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On November 13, 2008, the Board also appointed John A. Maciel as the Company’s Chief Financial Officer, General Auditor and Controller. Mr. Maciel continues to hold the positions of Executive Vice President, Additional Restructuring Officer, Assistant Secretary and Assistant Treasurer. Mr. Maciel will serve as the Company’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes.
Since 2005, Mr. Maciel, age 41, has been a Senior Director at Alvarez & Marsal North America, LLC (“A&M”), a management consulting firm specializing in advisory and business consulting services for companies in transition. Prior to his employment with A&M, Mr. Maciel consulted for a variety of companies, where he managed and supervised projects regarding major reorganization, financial planning and reporting, and Sarbanes Oxley compliance. Immediately prior to his employment with A&M, Mr. Maciel was working as an independent contractor for Hexcel Corporation, supervising the Sarbanes Oxley implementation, among other things.
Mr. Maciel is serving in his positions with the Company in accordance with an engagement letter entered into between the Company and A&M on October 11, 2008 (the “Engagement Letter”). The Engagement Letter is described in, and attached as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008. Under the terms of the Engagement Letter, Mr. Maciel will continue to be employed by A&M and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead compensate A&M for Mr. Maciel’s services at a rate of $540 per hour.
In connection with the appointment of Mr. Williams as President of the Company and Mr. Maciel as Chief Financial Officer, General Auditor and Controller of the Company, on November 13, 2008, the Board removed William Kosturos from those positions. Mr. Kosturos continues to serve as Chief Restructuring Officer, Executive Vice President and Secretary of the Company.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Employment Offer Letter, dated as of November 13, 2008, by and between Washington Mutual, Inc. and Robert J. Williams, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC. (Registrant)
Date: November 19, 2008	By:	/s/ Robert J. Williams, Jr.
Robert J. Williams, Jr.
President